UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 7, 2012
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 7, 2012, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the fourth quarter and full year for 2011.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	March 7, 2012 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: March 7, 2012	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Fourth Quarter and Fiscal Year 2011 Results

Kratos Affirms Previously Issued Fiscal 2012 Adjusted Free Cash Flow Guidance and Provides 2012 Revenue Guidance of $950 Million to $1 Billion

Financial Highlights Include:
·	Fiscal 2011 Revenues of $723.1 Million Increase 77 Percent Over 2010
·	Fiscal 2011 Adjusted EBITDA Margins Increase 300 Basis Points to 12.7 Percent
·	Second Half Fiscal 2011 Adjusted Cash Flow from Operations of $27.2 Million
·	Fourth Quarter Revenues of $218.2 Million Increase 81 Percent Over Fourth Quarter 2010
·	Fourth Quarter Adjusted EBITDA of $27.0 Million, or 12.4 Percent
·	Fourth Quarter Book-To-Bill Ratio 1.2 to 1.0, Total Backlog of $1.1 Billion, Bid & Proposal Pipeline $3.7 Billion
·	Previous 2012 Adjusted Free Cash Flow Guidance of Approximately $50 Million To $65 Million Reaffirmed
·	2012 Revenue Guidance of $950 Million to $1 Billion, Adjusted EBITDA of $120 Million to $130 Million

SAN DIEGO, CA, March 7, 2012 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported fiscal year 2011 revenues and Adjusted EBITDA of $723.1 million and $91.8 million, increases of 77 percent and 131 percent, respectively, over fiscal year 2010.  For the fourth quarter of fiscal 2011, Kratos reported revenues of $218.2 million, an 81 percent increase over the fourth quarter of fiscal 2010.  For the second half of fiscal 2011, Kratos generated Adjusted Cash Flow from Operations of $27.2 million.  For fiscal year 2011, Kratos reported Adjusted EBITDA of $91.8 million, or 12.7 percent of revenue, an increase of 300 basis points over fiscal year 2010.   For the fourth quarter of fiscal 2011, Kratos reported Adjusted EBITDA of $27.0 million, or 12.4 percent of revenue, an increase of 170 basis points over the fourth quarter of 2010.

Pro forma EPS for the fourth quarter and fiscal year ended December 25, 2011 was $0.17 and $0.91, respectively.  Pro forma EPS excludes the amortization of purchased intangibles and other costs related to Kratos' strategic acquisitions and reflects the actual cash to be paid for income taxes, reflecting the significant benefit from Kratos' approximate $260 million Net Operating Loss carry forwards.   Kratos' book-to-bill ratio in the fourth quarter was 1.2 to 1.0, with backlog of $1.1 billion and a qualified bid and proposal pipeline of $3.7 billion at the fiscal year ended December 25, 2011.

Kratos President & CEO, Eric DeMarco, said, “Other than an anticipated fourth quarter $11.5 million dollar high margin product delivery that was delayed by an unexpected competitor protest which has just recently been denied, Kratos' results were substantially in line with our expectations in an obviously challenging government contracting environment. Very importantly, in the fourth quarter and for the second half of 2011, Kratos exceeded its previously stated cash flow objectives reflecting the continued successful integration of the acquired businesses, quality of Kratos' earnings and the very high operating performance achieved by our management team.”  Mr. DeMarco continued, “Today, the vast majority of Kratos’ business is focused on unmanned systems and intelligence, surveillance and reconnaissance programs, satellite communications, electronic warfare and cyber security, all clearly current United States National Security priority areas.  Additionally, Kratos' critical infrastructure and strategic asset security business, which is primarily commercial and non-DoD customer based, organically grew approximately 12 percent in 2011 and we believe is very well positioned to generate solid growth in 2012 based on the current threat environment we and our customers are addressing.”

Kratos is providing fiscal 2012 revenue guidance of approximately $950 million to $1 billion and fiscal 2012 Adjusted EBITDA guidance of approximately $120 million to $130 million.  Additionally, Kratos is affirming its previously communicated 2012  Adjusted Free Cash Flow guidance of approximately $50 million to $65 million.

Mr. DeMarco concluded, “With a Federal 2012 defense budget just recently approved in January, a $1.1 billion backlog, and a fourth quarter book to bill ratio of 1.2X, we are providing 2012 revenue guidance of $950 million to $1 billion, with first quarter revenues approximating or being slightly above the fourth quarter we just reported, with smooth sequential quarterly increases of five to nine percent thereafter throughout the year, driven primarily by our specialty products business and currently planned product delivery schedules.  Additionally, Kratos' second half 2011  Adjusted Cash Flow From Operations of $27.2 million provides us confidence in affirming our full year 2012 Adjusted Free Cash Flow guidance of $50 million to $65 million, with an estimated outstanding share count of 32.4 million.”

Management will discuss the financial results in a conference call beginning at 1:30 p.m. Pacific (4:30 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 49878801.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 4,000, many of whom hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, and market and industry developments. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks of our subcontractors or suppliers failure to perform their contractual obligations, including the appearance of counterfeit parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; and risks that the current economic environment will adversely impact our business. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 25, 2011, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

Note Regarding Use of Non-GAAP Financial Measures

Adjusted Cash Flow From Operations is computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items and Adjusted Free Cash Flow is computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items less payments for capital expenditures.  Certain of the information set forth herein, including Adjusted EBITDA, excluding losses from discontinued operations, transaction and other acquisition costs, recovery of legal fees in connection with litigation, stock compensation expense and income from SWAP instruments, and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flows from operations, excluding non-operational items and non-cash items such as acquisition related items, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 25,	December 26,	December 25,	December 26,
	2011	2010	2011	2010

Service revenues	$ 100.9	$ 73.3	$ 353.6	$ 284.8
Product sales	117.3	47.5	369.5	123.7
Total revenues	218.2	120.8	723.1	408.5
Cost of service revenue	73.0	55.0	263.1	221.2
Cost of product sales	86.0	41.0	267.8	103.0
Total costs	159.0	96.0	530.9	324.2
Gross profit - services	27.9	18.3	90.5	63.6
Gross profit - products	31.3	6.5	101.7	20.7

Gross profit	59.2	24.8	192.2	84.3

Selling, general and administrative expenses	31.1	12.5	100.5	46.3
Recovery of legal fees in connection with litigation	-	-	-	(1.4)
Merger and acquisition expenses	1.2	1.6	12.5	3.1
Research and development expenses	3.9	0.6	9.0	2.2
Depreciation	1.4	0.5	4.0	1.8
Amortization of intangible assets	13.5	3.0	38.0	9.2
Operating income	8.1	6.6	28.2	23.1
Interest expense, net	(16.3)	(6.5)	(51.1)	(22.3)
Other income (expense), net	0.1	0.3	0.1	1.1
Income (loss) from continuing operations before income taxes	(8.1)	0.4	(22.8)	1.9
Provision (benefit) for income taxes	0.6	(0.2)	1.9	(12.7)
Income (loss) from continuing operations	(8.7)	0.6	(24.7)	14.6
Income (loss) from discontinued operations, net of taxes	0.1	(0.2)	0.5	(0.1)
Net income (loss)	$ (8.6)	$ 0.4	$ (24.2)	$ 14.5

Basic income (loss) per common share:
Income (loss) from continuing operations	$ (0.25)	$ 0.03	$ (0.90)	$ 0.88
Income (loss) from discontinued operations, net of taxes	-	(0.01)	0.02	(0.01)
Net income (loss)	$ (0.25)	$ 0.02	$ (0.88)	$ 0.87

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ (0.25)	$ 0.03	$ (0.90)	$ 0.87
Income (loss) from discontinued operations, net of taxes	-	(0.01)	0.02	(0.01)
Net income (loss)	$ (0.25)	$ 0.02	$ (0.88)	$ 0.86

Weighted average common shares outstanding
Basic	33.9	18.3	27.4	16.6
Diluted	33.9	18.5	27.4	16.9

Adjusted EBITDA (1)	$ 27.0	$ 12.9	$ 91.8	$ 39.7

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net, other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, and acquisition related expenses less recovery of legal fees in connection with litigation.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 25,	December 26,	December 25,	December 26,
	2011	2010	2011	2010

Net income (loss)	$ (8.6)	$ 0.4	$ (24.2)	$ 14.5
(Income) loss from discontinued operations	(0.1)	0.2	(0.5)	0.1
Acquisition expenses	1.2	1.6	12.5	3.1
Interest expense, net	16.3	6.5	51.1	22.3
Other income related to SWAP instruments	-	(0.3)	(0.3)	(1.0)
Provision (benefit) for income taxes	0.6	(0.2)	1.9	(12.7)
Depreciation	3.1	1.2	10.0	3.7
Stock compensation	1.0	0.5	3.3	1.9
Recovery of legal fees in connection with litigation	-	-	-	(1.4)
Amortization of intangible assets	13.5	3.0	38.0	9.2

Adjusted EBITDA	$ 27.0	$ 12.9	$ 91.8	$ 39.7

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Twelve Months Ended
	December 25,	December 26,	December 25,	December 26,
	2011	2010	2011	2010
Revenues:
Government Solutions	$ 189.6	$ 108.9	$ 610.9	$ 372.2
Public Safety & Security	28.6	11.9	112.2	36.3
Total revenues	$ 218.2	$ 120.8	$ 723.1	$ 408.5

Operating income (loss) from continuing operations:
Government Solutions	$ 7.0	$ 7.5	34.1	25.1
Public Safety & Security	3.3	1.0	9.9	1.8
Other activities	(2.2)	(1.9)	(15.8)	(3.8)
Total operating income from continuing operations	$ 8.1	$ 6.6	$ 28.2	$ 23.1

Note: Other activities in the three and twelve months ended December 25, 2011 include acquisition expenses of $1.2 million and $12.5 million, respectively.
Other activities in the three and twelve months ended December 26, 2010 include acquisition expenses of $1.6 million and $3.1 million, respectively, and recovery of legal fees in connection with litigation of $1.4 million.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Twelve Months Ended
	December 25,	December 26,	December 25,	December 26,
	2011	2010	2011	2010

KGS	$ 23.1	$ 11.7	$ 79.4	$ 37.3
% of revenue	12.2%	10.7%	13.0%	10.0%
PSS	3.9	1.2	12.4	2.4
% of revenue	13.6%	10.1%	11.1%	6.5%
Total	$ 27.0	$ 12.9	$ 91.8	$ 39.7
% of revenue	12.4%	10.7%	12.7%	9.7%

Kratos Defense & Security Solutions
Consolidated Balance Sheet
(in millions)

	Twelve Months Ended
	December 25,	December 26,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 69.8	$ 10.8
Restricted cash	1.1	8.5
Accounts receivable, net	250.6	125.8
Inventoried costs	80.6	25.9
Income taxes receivable	2.9	2.3
Prepaid expenses	12.8	7.1
Other current assets	3.2	2.7
Current assets of discontinued operations	-	0.5
Total current assets	421.0	183.6
Property and equipment, net	73.0	28.4
Goodwill	573.5	226.8
Intangibles, net	124.6	89.1
Other assets	24.3	7.8
Total assets	$ 1,216.4	$ 535.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 54.8	$ 45.6
Accrued expenses	52.1	21.4
Accrued compensation	40.5	21.7
Billings in excess of costs and earnings on uncompleted contracts	37.7	17.2
Deferred income tax liability	8.5	-
Acquisition related holdback payments	-	8.1
Other current liabilities	16.8	1.4
Current portion of long-term debt	1.0	-
Current portion of capital lease obligations	0.6	0.6
Current liabilities of discontinued operations	1.8	2.1
Total current liabilities	213.8	118.1
Long-term debt, net of current portion	630.8	225.0
Long-term debt premium	22.8	-
Capital lease obligations, net of current portion	0.7	1.1
Deferred income tax liability	2.7	11.6
Other long-term liabilities	32.5	8.6
Non-current liabilities of discontinued operations	0.5	1.4
Total liabilities	903.8	365.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized Series B Convertible Preferred Stock, $.001 par value, 10,000 shares outstanding at December 26, 2010 and 0 shares outstanding at December 25, 2011 (liquidation preference $5.0 million at December 26, 2010).	-	-
Common stock, $.001 par value, 195,000,000 shares authorized; 18,616,023 and 32,421,135 shares issued and outstanding at December 26, 2010 and December 25, 2011, respectively	-	-
Additional paid-in capital	720.6	553.5
Accumulated other comprehensive loss	(0.2)	-
Accumulated deficit	(407.8)	(383.6)
Total stockholders’ equity	312.6	169.9
Total liabilities and stockholders’ equity	$ 1,216.4	$ 535.7

Kratos Defense & Security Solutions
Consolidated Statement of Cash Flows
(in millions)

	Twelve Months Ended
	December 25,	December 26,
	2011	2010
Operating activities:
Net income (loss)	$ (24.2)	$ 14.5
Less: Income (loss) from discontinued operations	0.5	(0.1)
Income (loss) from continuing operations	(24.7)	14.6
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	48.0	12.9
Deferred income taxes	(0.1)	(14.4)
Amortization of premium on Senior Secured Notes	(2.8)	-
Amortization of deferred financing costs	3.7	5.0
Provision for doubtful accounts	1.8	0.4
Stock‑based compensation	3.3	1.9
Mark to market on swaps	(0.3)	(1.0)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(16.2)	2.9
Inventoried costs	3.8	2.9
Prepaid expenses	1.4	(2.9)
Other assets	1.1	3.2
Accounts payable	(16.0)	8.7
Accrued expenses	4.8	(9.4)
Accrued compensation	(3.5)	3.4
Billings in excess of costs and earnings on uncompleted contracts	(1.0)	3.2
Income tax receivable and payable	(0.2)	(0.3)
Other liabilities	(0.2)	(2.8)
Net cash provided by operating activities from continuing operations	2.9	28.3
Investing activities:
Cash paid for acquisitions, net of cash acquired	(391.1)	(206.5)
Cash paid for contingent acquisition consideration	-	(0.4)
Proceeds from the disposition of discontinued operations	-	0.1
Cash transferred from (to) restricted cash	3.0	(0.1)
Capital expenditures	(7.5)	(2.3)
Net cash used in investing activities from continuing operations	(395.6)	(209.2)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	61.1	24.7
Proceeds from exercise of restricted stock units, employee stock options, and employee stock purchase plan	2.0	1.7
Proceeds from issuance of long-term debt	425.7	225.0
Payments of subordinated debt	-	(0.5)
Borrowings under credit facility	-	61.9
Repayments under credit facility	(2.7)	(119.6)
Repayment of capital lease obligations	(0.7)	(0.3)
Purchase of treasury stock	(10.9)	-
Debt issuance costs	(22.1)	(11.0)
Net cash provided by (used in) financing activities from continuing operations	452.4	181.9
Net cash flows from continuing operations	59.7	1.0
Net operating cash flows from discontinued operations	(0.2)	(0.1)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	-
Net increase in cash and cash equivalents	59.0	0.9
Cash and cash equivalents at beginning of year	10.8	9.9
Cash and cash equivalents at end of year	$ 69.8	$ 10.8

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 25,	December 26,	December 25,	December 26,
	2011	2010	2011	2010

Income (loss) from continuing operations before taxes	$ (8.1)	$ 0.4	$ (22.8)	$ 1.9
Add: Amortization of intangible assets	13.5	3.0	38.0	9.2
Add: Merger and acquisition expenses	1.2	1.6	12.5	3.1
Adjusted income from continuing operations before income taxes	$ 6.6	$ 5.0	$ 27.7	$ 14.2

Estimated cash tax provision	0.7	0.4	2.8	1.6
Adjusted income from continuing operations before acquisition and amortization expenses	$ 5.9	$ 4.6	$ 24.9	$ 12.6

Diluted income (loss) per common share:
Adjusted income from continuing operations	$ 0.17	$ 0.25	$ 0.91	$ 0.74

Weighted average common shares outstanding
Diluted	33.9	18.5	27.4	16.9

Adjusted Cash Flows From Operations
(in millions)

	Six Months Ended		Twelve Months Ended
	December 25,	December 26,	December 25,	December 26,
	2011	2010	2011	2010
Net cash provided by operating activities from continuing operations	$ 13.2	$ 21.7	$ 2.9	$ 28.3
Add: Acquisition related items	14.0	1.7	27.8	3.1
Adjusted cash flows from operations	$ 27.2	$ 23.4	$ 30.7	$ 31.4

	-end-